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                                                                    EXHIBIT 21.1

DENISON INTERNATIONAL PLC - LEGAL ENTITY ORGANIZATIONAL STRUCTURE

o  DENISON INTERNATIONAL PLC (UK)

      o  DENISON HOLDINGS LIMITED (UK)
      o  DENISON FINANCIAL HOLDINGS LIMITED (UK)

           o  DENISON HYDRAULICS U.K. LIMITED (SALES)

           o  DENISON HYDRAULIK SVENSKA AB (SWEDEN) (SALES)

           o  DENISON HYDRAULIK DANMARK AS (DENMARK) (SALES)

           o  MERIFIRE OY (FINLAND)
                 o  DENISON LOKOMEC OY (FINLAND) (MANUFACTURING & SALES)

           o  DENISON HYDRAULICS BENELUX B.V. (HOLLAND) (SALES)

           o  EUROPEAN DISTRIBUTION CENTRE DENISON B.V. (HOLLAND) (DISTRIBUTION)

           o  DENISON HYDRAULIK GMBH (GERMANY) (MANUFACTURING & SALES)

           o  DENISON HYDRAULICS FRANCE S.A. (MANUFACTURING & SALES)

           o  DENISON HYDRAULICS S.A. (SPAIN) (SALES)

           o  DENISON HYDRAULICS ITALY S.R.L. (SALES)
                 o RIVA CALZONI OLEODINAMICA S.P. A. (ITALY) (MANUFACTURING & SALES)

           o  DENISON HYDRAULICS INC. (JAPAN) (SALES)

           o  DENISON HYDRAULICS LIMITED (HONG KONG) (SALES)
                 o SHANGHAI DENISON HYDRAULICS ENGG. LTD. (85% OWNED JOINT VENTURE) (SALES)

           o  DENISON HYDRAULICS SEA PTE LIMITED (SINGAPORE) (SALES)

           o  DENISON HYDRAULICS (PROPRIETARY) LIMITED (AUSTRALIA) (SALES)

           o  DENISON HYDRAULICS CANADA INCORPORATED (SALES)

           o  DENISON HYDRAULICS INC. (USA) (MANUFACTURING & SALES)
                 o  DENISON HYDRAULICS FSC, INC. (BARBADOS)